UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017 (September 19, 2017)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On September 22, 2017, Nasdaq, Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a Fifth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated June 7, 2013, between the Company and the Trustee. The Supplemental Indenture relates to the Company’s Senior Floating Rate Notes due 2019 (the “Senior Notes”). Also on September 22, 2017, the Company issued and sold $500 million aggregate principal amount of the Senior Notes in a public offering pursuant to its Registration Statement on Form S-3 (No. 333-209080) (the “Registration Statement”) filed with the Securities and Exchange Commission on January 22, 2016. The Supplemental Indenture includes the form of the Senior Notes.

The Senior Notes will pay interest quarterly in arrears at the rate equal to the three-month U.S. dollar LIBOR as determined at the beginning of each quarterly period, plus 0.390% per annum and will mature on March 22, 2019. The Company expects to use the net proceeds from the offering of the Senior Notes, together with cash on hand, borrowings under the Company’s senior credit facility and/or issuances of commercial paper, to fund the cash consideration payable in connection with the Company’s acquisition of eVestment, Inc. (the “eVestment Transaction”) and related expenses. If the eVestment Transaction does not close, the Company expects to use the net proceeds from the offering for general corporate purposes.

The Supplemental Indenture is filed herewith as Exhibit 4.1. The description of the Supplemental Indenture is qualified in its entirety by reference thereto.

Underwriting Agreement

On September 19, 2017, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, relating to the sale by the Company of $500 million aggregate principal amount of Senior Notes.

The underwriters or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and may do so in the future.

The Underwriting Agreement is filed herewith as Exhibit 1.1. The description of the Underwriting Agreement is qualified in its entirety by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 19, 2017, among Nasdaq, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of September 22, 2017, among Nasdaq, Inc. and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated September 22, 2017.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated September 22, 2017 (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2017	NASDAQ, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel